First Quarter 2019 Results April 18, 2019 Exhibit 99.2 Investor Presentation dated April 18, 2019

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $340 million, an increase of <$1 million of <1%. First Quarter 2019 Overview Net income of $114.6 million, or $0.30 per Common Share Operating Earnings of $0.33 per Common Share Announces Increase in the Common Dividend to an Annual Rate of $0.71 Per Share Completed the acquisition of BSB Bancorp on April 1st Results include merger-related expenses of $15.0 million ($11.9 million after-tax), or $0.03 per common share Net interest income1 of $333 million, an increase of <$1 million or <1% Net interest margin of 3.20%, an increase of 3 basis points Average loan balances of $35.0 billion, an increase of $30 million or <1% Excluding the runoff transactional portion of the New York multifamily portfolio, balances increased $79 million or <1% Period-end loan balances of $35.5 billion, an increase of $274 million or 1% Excluding the runoff transactional portion of the New York multifamily portfolio, balances increased $301 million or 1% Average deposit balances of $36.5 billion, an increase of $491 million or 1% Period-end deposit balances of $36.9 billion, an increase of $742 million or 2% Non-interest income of $95 million, an increase of $6 million or 7% Non-interest expense (excluding merger-related expenses) of $262 million, an increase of $7 million or 3% Efficiency ratio of 57.3%, an increase of 220 basis points, but an improvement of 210 basis points from first quarter 2018 Net loan charge-offs of 0.06%, an improvement of 3 basis points (Comparisons versus fourth quarter 2018, unless noted otherwise)

Net Interest Income1 ($ in millions) $332.6 $332.8 1 Net interest income on a fully taxable equivalent basis for 4Q 2018 and 1Q 2019 was $339.5 million and $340.0 million, respectively. +$0.2 or <1% Linked-Quarter Change $15.4 ($12.2) $1.8 ($4.0) ($0.8)

Net Interest Margin 3.17% 3.20% +3 bps Linked-Quarter Change 15 bps (11 bps) 2 bps 1 bp (4 bps)

Loans: Average Balances $35,046 ($ in millions) $35,016 Linked-Quarter Change Linked-quarter change +$30 million or <1% $115 $94 ($100) ($66) ($13)

Deposits: Average Balances ($ in millions) $36,450 $35,959 Linked-Quarter Change Linked-quarter change +$491 million or 1% $512 ($275) $370 ($116)

Non-Interest Income ($ in millions) $88.7 $94.6 ($4.0) $10.0 +$5.9 or 7% Linked-Quarter Change 1 4Q 2018 included $10.0 million of security losses which were considered non-operating and incurred as a tax planning strategy in response to tax-reform benefits recognized in the period. 1 $3.8 ($1.8) ($1.7) ($0.4)

Non-Interest Expense ($ in millions) $277.2 $262.7 Ex. Merger-Related Expenses: +$7.5 or 3% Linked-Quarter Change $7.0 $5.9 $1.1 $0.5

Efficiency Ratio Quarterly Trend

Asset Quality 1Non-performing assets (excluding acquired non-performing loans) as a percentage of originated loans plus all REO and repossessed assets; acquired non-performing loans excluded as risk of loss has been considered by virtue of (i) our estimate of acquisition-date fair value, (ii) the existence of an FDIC loss sharing agreement, and/or (iii) allowance for loan losses established subsequent to acquisition Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. 2Ex. acquired loan charge-offs, PBCT’s charge-off ratio was 0.04%, 0.07%, 0.07%, 0.03% & 0.04% in 1Q 2019, 4Q 2018, 3Q 2018, 2Q 2018 & 1Q 2018, respectively PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans2

Returns Return on Average Assets Return on Average Tangible Common Equity 1st quarter 2019 returns were meaningfully impacted by merger-related expenses of $15.0 million ($11.9 million after-tax) Returns calculated on an operating basis 14.4% 1.03%

Capital Ratios Mar. 31, 2018 Jun. 30, 2018 Sep. 30, 2018 Dec. 31, 2018 Mar. 31, 2019 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.3% 7.3% 7.6% 7.6% 7.7% Tier 1 Leverage 8.5% 8.6% 8.7% 8.7% 8.8% Common Equity Tier 1 10.1% 10.0% 10.3% 10.3% 10.2% Tier 1 Risk-Based 10.8% 10.8% 11.1% 10.9% 10.8% Total Risk-Based 12.6% 12.5% 12.8% 12.5% 12.4% People’s United Bank, N.A. Tier 1 Leverage 8.6% 9.1% 9.2% 9.0% 9.0% Common Equity Tier 1 11.0% 11.4% 11.6% 11.4% 11.2% Tier 1 Risk-Based 11.0% 11.4% 11.6% 11.4% 11.2% Total Risk-Based 12.9% 13.4% 13.6% 13.2% 12.9%

Announced in January Update (No Change to People’s United Stand-alone Goals) Loans1 (average & period-end) Growth range: 3% - 5% Growth range: 10% - 12% Deposits (average & period-end) Growth range: 3% - 5% Growth range: 10% - 12% Net Interest Income Growth range: 10% - 12% Growth range: 13% - 15% Net Interest Margin2 3.15% - 3.25% 3.10% - 3.20% Non-Interest Income (Operating) Growth range: 2% - 4% No Change Non-Interest Expense3 (Operating) $1.040 billion - $1.060 billion $1.060 billion - $1.080 billion Credit Maintain excellent credit quality Provision in the range of $35 million - $45 million No Change Effective Tax Rate 20% - 22% No Change Capital Maintain strong capital levels Common equity tier 1 capital ratio in the range of 10.0% - 10.5% No Change Full Year 2019 Goals – Updated to Include the Acquisition of BSB Bancorp 1 Excludes the transactional portion of the New York multifamily portfolio which is in runoff mode. 2 Assumes no increase in the fed funds rate. 3 Assumes an increase of approximately $12 million in expenses as a result of adopting the new lease accounting standard on January 1, 2019, which limits the type of lease origination costs eligible for deferral in the Company’s equipment financing businesses.

Appendix

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Mar. 31, 2019 Dec. 31, 2018 Net Interest Income (NII) Sensitivity

Loans By State $24,390 $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) State Breakdown $35,241 $35,515

Deposits By State $22,557 $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) State Breakdown $36,159 $36,901

Asset Quality Originated Portfolio Coverage Detail as of March 31, 2019 Note – ALLLs: Commercial: $205 million, Retail: $32 million, Total: $237 million. ALLLs / Loans NPLs / Loans ALLLs / NPLs

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
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For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com